QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the reference to our firm under the caption "Experts" and to the use of our report of Brand Energy & Infrastructure Services, Inc. dated April 10, 2006, in the Post-Effective Amendment No. 5 on Form S-1 to the Registration Statement (Form S-4 No. 333-102511) and related prospectus of Brand Services, Inc. for the registration of $150,000,000, 12% Senior Subordinated Notes due 2012.

St. Louis, Missouri May 2, 2006	/s/ Ernst & Young LLP

QuickLinks

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM